UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.         )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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PERRY ELLIS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Copies to:

A. Jeffry Robinson, Esq. Broad & Cassel 2 South Biscayne Boulevard Miami, FL 33131 (305) 373-9400	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004 (202) 739-5947

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Perry Ellis International, Inc., a Florida corporation (“Perry Ellis” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its shareholders in connection with its 2015 Annual Meeting of Shareholders scheduled to be held on Friday, July 17, 2015, at a time and location still to be determined, and at any and all adjournments, postponements or reschedulings thereof (the “2015 Annual Meeting”). Perry Ellis filed a preliminary proxy statement and accompanying preliminary WHITE proxy card with the SEC in connection with its solicitation of proxies to be used at the 2015 Annual Meeting on May 20, 2015.

Public Comments Made to the Media on May 21, 2015

On May 20, 2015, the on-line edition of Women’s Wear Daily published an article with respect to the Company’s recently announced leadership succession plan. The article’s original content was updated on May 21, 2015 to include statements from George Feldenkreis, the Company’s Chairman of the Board and Chief Executive Officer. Attached hereto is the text of the updated article in which such statements were included. The consent of the author and the publication to file the article with the SEC was neither sought nor obtained.

Important Additional Information And Where To Find It

On May 20, 2015, Perry Ellis filed a preliminary proxy statement and accompanying preliminary WHITE proxy card with the SEC in connection with the solicitation of proxies from Perry Ellis shareholders in connection with the matters to be considered at the 2015 Annual Meeting. Perry Ellis, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the 2015 Annual Meeting. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, has been set forth in the Company’s preliminary proxy statement for the 2015 Annual Meeting, including the schedules and appendices thereto. To the extent holdings of the Company’s securities have changed since the amounts set forth in the Company’s preliminary proxy statement for the 2015 Annual Meeting, such changes will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY PERRY ELLIS WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement, the accompanying WHITE proxy card, and other documents filed by Perry Ellis with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of the Company’s corporate website at www.pery.com, by writing to the Company’s Corporate Secretary at Perry Ellis International, Inc., 3000 N.W. 107th Avenue, Miami, FL 33172, or by calling the Company’s Corporate Secretary at (305) 873-1245.

ARTICLE PUBLISHED ONLINE BY WOMEN’S WEAR DAILY

ON WEDNESDAY, MAY 20, 2015, AS UPDATED ON MAY 21, 2015

http://wwd.com/menswear-news/retail-business/perry-ellis-unveils-new-leadership-plan-10132830/

Perry Ellis Unveils New Leadership Plan

By Vicki M. Young

Perry Ellis International Inc. has a leadership succession plan in place, and new board nominees — all in a nod to better corporate governance.

The moves come at a time when Perry Ellis is headed toward a proxy fight by two activist investors, Legion Partners Holdings LLC and the California State Teacher’s Retirement System, at the company’s annual shareholders’ meeting in July. The activist group has its own board slate in mind – Robert Mettler, Darrell Ross and Joshua Schechter — and two shareholder proposals. The first proposal seeks the separation of the chairman and chief executive officer and the second is for the declassification of the board into a single class.

Perry Ellis, perhaps in a bid to head off the fight, plans to separate the chairman and ceo roles come Jan. 30, with George Feldenkreis relinquishing his ceo post when his employment contract expires. He will stay on as company chairman. His son Oscar, who is president and chief operating officer, will become ceo in February.

According to George Feldenkreis in an interview, “We think we have good governance at Perry Ellis. Right now, different metrics are in fashion for governance. Because we are concentrating on our business, we have not looked at governance. Now that [the issue] has been raised, and because we have been always shareholder friendly, it is time to get up with what is today considered good governance. We have made the changes that are necessary for the health of the company.”

As for his future role, the chairman said he would continue to keep an eye on acquisitions, although right now the focus is more on organic growth. “The last couple of years — 2012 and 2013 — have not been kind to us. Many retailers have been going toward [having their own] private brands, and we lost a lot of our private label business. We are now more focused on our brands, such as Perry Ellis and Original Penguin. We are trying to make our brands bigger. There’s more room to grow.”

He said the international business has been strong in Canada, Mexico and Europe, all of which are regions where there are still opportunities for growth. And “when good opportunities come up [for an acquisition], we will do it,” the chairman said.

As for the chief operating officer position currently held by his son, Feldenkreis said the company will hire a search firm to vet possible candidates. “We have to be fair to everybody, although we will include some insiders as candidates and then let the board decide. Obviously, outside people will have a different view of the company. Sometimes an insider can see the trees and not the forest.”

Feldenkreis is looking forward to spending some more time on his boat, noting that when he does that, “Oscar will need some help. Internally, we were already looking anyway.”

While the planned changes may be a move toward better corporate governance, Feldenkreis expects there will still be a proxy fight: “I think there will be a proxy fight because Legion is a very small fund. It needs a victory to show that it can perform…. I’m not sure that the changes we made will change their mind.”

Oscar Feldenkreis, said, “We have made considerable progress over the past years to drive revenues and improve profitability, and I believe there is more to be accomplished.” He added that going forward, the company will be focused on continuing to meet the changing needs of its consumers and building value for shareholders.

The company has also disclosed its slate of board nominees: Oscar Feldenkreis; Bruce J. Klatsky, former ceo and chairman of Phillips-Van Heusen Corp., now PVH Corp., and Michael W. Rayden, former president and ceo of Tween Brands Inc. and a director of Ascena Retail Group.

Feldenkreis is seeking re-election to the board; Klatsky and Rayden are the nominees to replace the open positions on the board.

Two board members, Joseph P. Lacher and Joe Arriola, will retire after the 2015 annual meeting. Lacher was the lead independent director and has been succeeded, effective immediately, by Jane E. DeFlorio, a director of Perry Ellis since December 2014.